Exhibit 99.1

eBay Inc. Prices $1 Billion Senior Unsecured Notes Offering

SAN JOSE, Calif., March 4, 2020 – eBay Inc. (Nasdaq:EBAY) today announced the pricing of a $1 billion underwritten public offering of its senior unsecured notes, consisting of $500 million of 1.900% Notes due 2025 (the “2025 Notes”) and $500 million of 2.700% Notes due 2030 (the “2030 Notes”). The public offering price of the 2025 Notes is 99.782% of the principal amount and the public offering price of the 2030 Notes is 99.843% of the principal amount, in each case plus accrued interest, if any. The offering is expected to close on March 11, 2020, subject to customary closing conditions.

eBay intends to use all or a substantial portion of the net proceeds from the offering to repay all of its outstanding 2.150% Notes due 2020 and 3.250% Notes due 2020, with any remaining net proceeds to be used for general corporate purposes, which may include capital expenditures, share repurchases, repayment of other indebtedness and possible acquisitions.

The offering is being made through an underwriting syndicate led by BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as joint book-running managers, and BNP Paribas Securities Corp., Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., RBC Capital Markets, LLC and Standard Chartered Bank, as co-managers. Copies of the prospectus supplement and prospectus related to the offering may be obtained by contacting BofA Securities, Inc., 200 North College Street, NC1-004-03-43, Charlotte, NC 28255-0001, Attention: Prospectus Department, by telephone at 1-800-294-1322 or by emailing dg.prospectus_requests@bofa.com; Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, 3rd floor, New York, NY 10010, Attention: Prospectus Department, by telephone at 1-800-221-1037 or by emailing usa.prospectus@credit-suisse.com or Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, MN 55402, Attention: WFS Customer Service, by telephone at 1-800-645-3751 or by emailing wfscustomerservice@wellsfargo.com.

The offering is being made pursuant to an effective shelf registration statement under the Securities Act of 1933, as amended, and these securities are only being offered by means of the prospectus supplement and prospectus related to the offering, which have been or will be filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of these securities, in any state or other jurisdiction where, or to any person to whom, the offer, solicitation or sale of these securities would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries (collectively, the “company”) that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the planned closing of and expected use of proceeds from the Company’s senior unsecured notes offering as described above. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; the company’s ability to realize growth opportunities in payments intermediation and advertising; the outcome of the strategic portfolio reviews; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the company’s capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company’s share repurchases, or management of operating cash; the company’s ability to increase operating efficiency to drive margin improvements and enable reinvestments; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the ability to successfully intermediate payments on the company’s marketplace platform; the company’s need and ability to manage regulatory, tax, data security and litigation risks; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

More information about factors that could adversely affect the company’s operating results and the market value of the notes referenced above is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Annual Report on Form 10-K, a copy of which may be obtained by visiting the company’s Investor Relations website at https://investors.ebayinc.com or the SEC’s website at www.sec.gov, and under the caption “Risk Factors” in the prospectus supplement and prospectus related to the offering. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements. The information contained in, or that can be accessed through, the company’s websites (including, without limitation, the Investor Relations website mentioned in this paragraph) is not part of or incorporated by reference into this press release. Any references to the company’s websites are intended to be inactive textual references only.

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